FRP Holdings, Inc.
Subsidiaries
As of December 31, 2021
FRP HOLDINGS, INC.			Exhibit 21.1
Subsidiaries

Name of Subsidiary	State of Formation	Type of Entity	% of Ownership

Florida Rock Properties, Inc.*	Florida	Corporation	100%
FRP Azalea LLC	Maryland	Limited Liability Company	100%
FRP Hollander 95 LLC	Maryland	Limited Liability Company	100%
FRP Maryland	Maryland	Corporation	100%

FRP Development Corp.*	Maryland	Corporation	100%
1502 Quarry LLC**	Maryland	Limited Liability Company	100%
FRP Cranberry Run LLC	Maryland	Limited Liability Company	100%
FRP Lakeside LLC #3	Maryland	Limited Liability Company	100%
FRP Bird River LLC	Maryland	Limited Liability Company	100%
34 Loveton Center LLC**	Maryland	Limited Liability Company	100%
FRP Hillside LLC #4	Maryland	Limited Liability Company	100%
FRP Hampstead LLC	Maryland	Limited Liability Company	100%
FRP Mechanics Valley LLC	Maryland	Limited Liability Company	100%

Others:
1800 Half Street Owner LLC **	District of Columbia	Limited Liability Company	TBD
Lake Louisa LLC	Florida	Limited Liability Company
FRP Riverfront I, LLC	Delaware	Limited Liability Company	100%
FRP Riverfront II LLC	Delaware	Limited Liability Company	100%
Riverfront Investment Partners I, LLC	Delaware	Limited Liability Company	66%
Riverfront Investment Partners Phase II, LLC	Delaware	Limited Liability Company	70.41%
FRP Bryant Street Phase 1-AC OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-B OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-D OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-E OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP 755 Chelsea LLC	Maryland	Limited Liability Company	100%
FRP 801 Chelsea LLC	Maryland	Limited Liability Company	100%
FRP OZ Fund 2019-A LLC **	Delaware	Limited Liability Company	99% / 1%
FRP OZ Fund 2019-B LLC **	Delaware	Limited Liability Company	99% / 1%
FRP OZ Fund 2019-C LLC **	Delaware	Limited Liability Company	99% / 1%
Bryant Venture Phaes I-A&C, LLC	District of Columbia	Limited Liability Company	61%
Bryant Venture Phaes1-B, LLC	District of Columbia	Limited Liability Company	61%
Bryant Venture Phaes I-D, LLC	District of Columbia	Limited Liability Company	61%
Bryant Venture Phaes I-E, LLC	District of Columbia	Limited Liability Company	61%
BC FRP Realty LLC	Maryland	Limited Liability Company	50%
Brooksville Joint Venture	Florida	Limited Liability Company	50%
Woodfield .408 Jackson OZB LLC **	Delaware	Limited Liability Company	TBD
Woodfield Riverside OZB LLC **	Delaware	Limited Liability Company	TBD
FRP Old Philalphia Road LLC	Maryland	Limited Liability Company	100%
*Indicates Subsidiary Loan Party
**Ownership: 99% FRP Development/1% FRP Maryland, Inc.